UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MY SIZE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

MY SIZE, INC.

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Meeting to be held on September 4, 2025, at 10:00 a.m. (local time)

At the Offices of Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel

MY SIZE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 4, 2025

An annual meeting of stockholders (the “Annual Meeting”) of My Size, Inc. (“My Size”, the “Company”, “we”, “us”, or “our”) will be held on September 4, 2025, at the offices of Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel at 10:00 a.m. (local time), to consider the following proposals:

1.	To elect two Class I directors to serve on our board of directors for a term of three years or until his successor is elected and qualified, for which Arik Kaufman and Roy Golan are the nominees;

2.	To approve an amendment to the My Size, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) to increase the reservation of common stock for issuance thereunder to 756,691 shares from 130,000 shares (the “2017 Plan Increase”);

3.	To approve an amendment to the 2017 Plan to adopt an evergreen provision such that, beginning on January 1, 2026 and ending on and including January 1, 2029, the share reserve under the 2017 Plan will be automatically increased by a number of shares of our common stock equal to the lesser of (A) 5% of the aggregate number of shares of our shares of common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors (the “Evergreen Provision”);

4.	To ratify the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2025; and

5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

Under Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about July 11, 2025, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting of stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025 (the “2024 Annual Report”). The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your board of directors recommends a vote “FOR” Proposals 1, 2, 3 and 4. Only stockholders of record at the close of business on July 8, 2025 (the “Record Date”) will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

By Order of the Board of Directors

/s/ Ronen Luzon
Ronen Luzon
Member of the Board of Directors July 9, 2025

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 4, 2025:

Our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2024 Annual Report to Stockholders are available at:

www.proxyvote.com

My Size, Inc.

4 HaNegev St., P.O.B. 1026,

Airport City, Israel, 7010000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

September 4, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 4, 2025:

Our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2024 Annual Report to Stockholders are available at:

www.proxyvote.com

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of the Company to be voted at the Annual Meeting of stockholders, which will be held on September 4, 2025 at the offices of the Company’s legal counsel, Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel at 10:00 a.m. (local time), and at any postponements or adjournments thereof.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on July 8, 2025, the Record Date, will be entitled to receive notice of, attend and vote at the meeting.

What is the Proxy Card?

The Proxy Card enables you to appoint Ronen Luzon, our Chief Executive Officer, and Oren Elmaliah, our Chief Financial Officer, as your representative at the Annual Meeting. By completing and returning a Proxy Card, you are authorizing each of Mr. Luzon and Mr. Elmaliah, to vote your shares at the Annual Meeting in accordance with your instructions on the Proxy Card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is a Proxy Statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of two Class 1 directors to serve on the Company’s board of directors for a term of three years or until his successor is elected and qualified, for which Arik Kaufman and Roy Golan are the nominees (the “Director Election Proposal”); (ii) the approval of an amendment to the 2017 Plan to increase the reservation of common stock for issuance thereunder to 756,691 shares from 130,000 shares (the “2017 Plan Increase Proposal”); (iii) the approval of an amendment to the 2017 Plan to adopt the Evergreen Provision (the “Evergreen Provision Proposal”); and (iv) the ratification of the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2025 (the “Auditor Reappointment Proposal”).

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy of the proxy materials (including a proxy card) may be found in the Notice. We intend to mail the Notice on or about July 11, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

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What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one third of the number of shares of common stock issued and outstanding on the Record Date will constitute a quorum permitting the meeting to conduct its business. As of the Record Date, there were 3,103,076 shares of the Company’s common stock issued and outstanding, each share entitled to one vote at the meeting. Thus, the presence of the holders of 1,034,359 shares of common stock will be required to establish a quorum. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on July 8, 2025, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the Proxy Card to us. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return a Proxy Card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name (non-Israeli brokerage firm, bank, broker-dealer, or other nominee holders)

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet - All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●	In Person - All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

●	By Mail - You may vote by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided.

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The board of directors has appointed Ronen Luzon, our Chief Executive Officer, and Oren Elmaliah, our Chief Financial Officer, to serve as the proxies for the Annual Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxies will or will not vote your shares as to those proposals, as described under “What happens if I do not give specific voting instructions?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, depending on the proposal(s), your broker may be unable to vote your shares with respect to those proposal(s). See “What is a broker non-vote?” above.

Even if you currently plan to attend the Annual Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the board of directors. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposals 1, 2 and 3 are considered a “non-routine” matters. Proposal 4 is considered a “routine” matter.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

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What is the required vote for each proposal?

Proposal 1: The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. The proxies cannot be voted for a greater number of persons than two.

Proposal 2: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal 2. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.

Proposal 3: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal 2. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.

Proposal 4: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal 4. Stockholder ratification of the selection of Somekh Chaikin as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is not required by our Bylaws or other applicable legal requirement; however, our board is submitting the selection of Somekh Chaikin to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of Somekh Chaikin, the audit committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.

What are the board’s recommendations?

The board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the board recommends a vote:

●	“FOR” the Director Election Proposal;

●	“FOR” the 2017 Plan Increase Proposal;

●	“FOR” the Evergreen Provision Proposal; and

●	“FOR” approval of the Auditor Reappointment Proposal.

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the board of directors or, if no recommendation is given, in his own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

How are proxy materials delivered to households?

With respect to eligible stockholders who share a single address, we may send only one Notice or other Annual Meeting materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact My Size, Inc., 4 HaNegev St., P.O.B. 1026, Airport City, Israel, 7010000, Attention: Corporate Secretary or by calling us at +972 3 600 9030. Eligible stockholders of record receiving multiple copies of our Notice or other Annual Meeting materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of Notice or other Annual Meeting materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the Corporate Secretary at the address or phone number set forth above.

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When are Stockholder Proposals Due for the 2026 Annual Meeting?

Stockholders who wish to present proposals for inclusion in our proxy materials for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) may do so by following the procedures prescribed in Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To be eligible, the stockholder proposals must be received by our corporate secretary on or before March 11, 2026. Although the board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Our bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Any appropriate proposal submitted by a stockholder and intended to be presented at the 2026 Annual Meeting must be submitted in writing to the Company’s Secretary at 4 HaNegev St., P.O.B. 1026, Airport City, Israel 7010000 and received no earlier than May 7, 2026, and no later than June 6, 2026. However, if the date of the 2026 Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after, September 4, 2026, to be considered at our 2026 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4 HaNegev St., P.O.B. 1026, Airport City, Israel 7010000 a stockholder proposal must be submitted in writing to the Company’s Secretary at 4 HaNegev St., P.O.B. 1026, Airport City, Israel 7010000 and received no earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees at the 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a19 under the Exchange Act no later than July 6, 2026. If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2025 annual meeting, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the date on which public announcement of the date of the 2026 Annual Meeting is first made.

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors are classified into three classes with staggered three-year terms, as follows:

●	Class I, comprised of two directors, Arik Kaufman and Roy Golan (with their terms expiring at the Annual Meeting and who are the nominees for re-election and members of such class serving successive three-year terms);
●	Class II, comprised of two directors, Oron Branitzky and Guy Zimmerman (with their terms expiring at our 2026 annual meeting of stockholders and members of such class serving successive three-year terms); and
●	Class III, comprised of one director, Ronen Luzon (with his term expiring at our 2027 annual meeting of stockholders and members of such class serving successive three-year terms).

To preserve the classified board structure, a director elected by the board of directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal.

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Biographical and certain other information concerning the Company’s nominee for election to the board of directors and additional directors is set forth below. Except as indicated below, none of our directors is a director in any other reporting companies. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

The following sets forth certain information with respect to each of our directors who are up for election or re-election at the Annual Meeting (Class I directors) and each additional director currently serving on our board of directors:

Name	Age	Class	Position(s)
Ronen Luzon	55	Class III	Chief Executive Officer and Director

Arik Kaufman*	44	Class I	Director

Roy Golan*	51	Class I	Director

Oron Branitzky*	67	Class II	Director

Guy Zimmerman*	56	Class II	Director

*	Independent as that term is defined by the rules of the Nasdaq Stock Market.

Biographies of Class 1 Director Nominees Subject to Re-election at the Annual Meeting

Arik Kaufman – Director

Arik Kaufman has served as a member of our board of directors since June 2017. Mr. Kaufman is an attorney specializing in the fields of commercial law, corporate law and capital markets and since 2016 runs his own law office in Israel. He has vast experience in the fields of financial reporting and financial regulation. Mr. Kaufman serves as the Chief Executive Officer of Steakholder Foods since January 2022. From September 2017 until January 2022, Mr. Kaufman served as VP Business Development of Mor Research Applications. Mr. Kaufman holds an LLB in Law from the Interdisciplinary Center, Herzliya, and is admitted to the Israeli Bar. We believe that Mr. Kaufman is qualified to serve as a member of our board of directors based upon his experience of assisting with the completion of numerous venture capital financings, mergers, acquisitions, and strategic relationships. In addition, he has served as a member of the board of various publicly traded companies, including companies that operate in the same industry as us.

Roy Golan – Director

Roy Golan, has served as a member of our board of directors since March 2025. He acts as a financial advisor since July 2024 and also currently serves as Chief Financial Officer of LiveKidney.Bio since March 2025 and as a director of Neurosense Therapeutics Ltd. (NASDAQ: NRSN), a Nasdaq listed company developing treatments for severe neurodegenerative diseases, since July 2024. Mr. Golan previously served as the Chief Financial Officer of Ayala Pharmaceuticals, Inc. (OTCQX: ADXS), a clinical-stage oncology company, from its merger with BioSight Ltd., a private pharmaceutical company developing innovative therapeutics for hematological malignancies and disorders, in October 2023 until June 2024. From 2019 to 2023, Mr. Golan served as Executive VP and Chief Financial Officer of BioSight Ltd. From 2018 to 2019, Mr. Golan served as President and Chief Financial Officer of Exalenz Bioscience Ltd. (TASE: EXEN), a Tel Aviv Stock Exchange listed global, commercial-stage diagnostics company which developed its BreathID® technology platform to improve patient care by providing breath-based tests in the fields of gastroenterology and hepatology and was later acquired by Meridian Bioscience, Inc. (NASDAQ: VIVO). From 2015 to 2018, Mr. Golan served as the Chief Financial Officer of NeuroDerm (NASDAQ: NDRM), a Nasdaq listed clinical-stage pharmaceutical company developing next-generation drug-device combinations for central nervous system disorders, through its initial public offering until its acquisition by Mitsubishi Tanabe Pharma Group Company, and prior thereto he served as their VP Finance. Mr. Golan holds an LLM from Bar Ilan University as well as a BA from The College of Management in Rishon LeZion and is also a licensed CPA.

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Biography of Other Directors

Ronen Luzon — Founder, Director & Chief Executive Officer

Ronen Luzon has served as our Chief Executive Officer and a member of our board of directors since September 2013. Since 2006, Mr. Luzon has additionally served as Chief Executive Officer and founder of Malers Ltd., a company in the global security solutions market which provides technological solutions for integrated communication infrastructures, security and control systems. Prior to Malers, he held several senior marketing, sales management and professional services positions in a variety of international high tech companies including VP marketing of GA Tech and Professional Services Manager of Eldat Communication. Mr. Luzon graduated from Middlesex University in London with a B.S. in IT and Business Information Systems. We believe that Mr. Luzon is qualified to serve as a member of our board of directors because of his more than 20 years of experience in the technology sector.

Oron Branitzky – Director

Oron Branitzky has served as a member of our board of directors since March 2017. Mr. Barnitzky has vast experience in retail technology. Since November 2017, Mr. Branitzky has served as Global Retail Business Development at Superup, and from January 2007 until December 2014 he served as Vice President of Sales and Marketing at Pricer AB. Prior to that, Mr. Branitzky has served as VP Marketing and Sales at Eldat Communication and Sarin Technologies Ltd. Since January 2015, Mr. Branitzky has served as chairman of the board of directors of WiseShelf Ltd. and from May 2015 until March 2016, Mr. Branitzky served as an advisory board member of ciValue. Mr. Branitzky received a B.S. from the Hebrew University of Jerusalem and an MBA in International Marketing from Tel Aviv University. We believe that Mr. Branitzky is qualified to serve as a member of our board of directors because of his more than 20 years of experience in managing the sales of hi-tech solutions to retailers across the globe.

Guy Zimmerman – Director

Guy Zimmerman has served as a member of our board of directors since August 2021. Since November 2023, Mr. Zimmerman serves as Chief Executive Officer of XJet 3D having served as Chief Marketing Officer from August 2022. Previously, Mr. Zimmerman served as Founder and CEO of ManuFuture, an online b2b engineering marketplace, since February 2021. Prior to that from 2017 to 2021, Mr. Zimmerman acted as a consultant to several technology start-ups and was a founding partner of a business travel online platform. From 2013 to 2017, Mr. Zimmerman served as EVP of Marketing and Business Development of Kornit Digital and was part of the IPO leadership. Prior to that, Mr. Zimmerman served as VP of Global Sales and Business Development at Tefron Ltd., a provider of seamless garment technology, where he led the $100m sales and sales support organization serving global retail and fashion brands. Prior to that he served as Vice President of Strategy and Business Development at Tnuva Group, Israel’s largest food manufacturer and spent eight years at McKinsey & Company. Mr. Zimmerman previously led a software startup in the field of operational healthcare management systems. Mr. Zimmerman holds a B.Sc. in Industrial Engineering from Tel Aviv University in Israel. We believe that Mr. Zimmerman is qualified to serve as a member of our board of directors because of his experience in business development in the technology and retail sectors.

Family Relationships

Ronen Luzon, the Chief Executive Officer and a member of our board of directors, and Billy Pardo, the Chief Operating Officer and Chief Product Officer, are husband and wife. There are no other family relationships among any of our current or former directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

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Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Meetings

The board met on 15 occasions during the fiscal year ended December 31, 2024. Each of the members of the board attended 100% of the meetings held by the board during the fiscal year ended December 31, 2024. Other than Mr. Luzon, none of our directors attended our 2024 annual meeting of stockholders.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.

Committees of the Board

Audit Committee

Our audit committee, is comprised of Oron Branitzky, Roy Golan and Arik Kaufman. Mr. Golan serves as chairman of the audit committee. The audit committee is responsible for retaining and overseeing our independent registered public accounting firm, approving the services performed by our independent registered public accounting firm and reviewing our annual financial statements, accounting policies and our system of internal controls. The audit committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the audit committee’s composition and meetings. The audit committee charter is available on our website www.mysizeid.com.

The board of directors has determined that each member of the audit committee is “independent,” as that term is defined by applicable SEC rules. In addition, the board of directors has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

The board of directors has determined that Oren Elmaliah is an “audit committee financial expert” serving on its audit committee as the SEC has defined that term in Item 407 of Regulation S-K.

The audit committee met on 4 occasions during the fiscal year ended December 31, 2024. Each of the members of the audit committee attended 100% of the meetings held by the audit committee during the fiscal year ended December 31, 2024.

Compensation Committee

Our compensation committee consists of Oron Branitzky, Roy Golan and Arik Kaufman. Mr. Branitzky serves as chairman of the compensation committee.

The compensation committee’s roles and responsibilities include making recommendations to the board of directors regarding the compensation for our executives, the role and performance of our executive officers, and appropriate compensation levels for our CEO, which are determined without the CEO present, and other executives. Our compensation committee also administers our 2017 Equity Incentive Plan and our 2017 Consultant Equity Incentive Plan. The compensation committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the compensation committee’s composition and meetings. The compensation committee charter is available on our website www.mysizeid.com.

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Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors. Our Chief Executive Officer and Chief Financial Officer also make compensation recommendations for our other executive officers and initially propose the performance objectives to the compensation committee.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Our board of directors has determined that all of the members of the compensation committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

The compensation committee met on 3 occasions during the fiscal year ended December 31, 2024. Each of the members of the compensation committee attended 100% of the meetings held by the compensation committee during the fiscal year ended December 31, 2024.

Nominating and Governance Committee

The members of the nominating and corporate governance committee are Oron Branitzky, Roy Golan and Arik Kaufman. Mr. Kaufman serves as chairman of the corporate governance and nominations committee. The nominating and corporate governance committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the nominating and corporate governance committee’s composition and meetings. The nominating and corporate governance committee charter is available on our website www.mysizeid.com.

The nominating and corporate governance committee develops, recommends and oversees implementation of corporate governance principles for us and considers recommendations for director nominees. The nominating and corporate governance committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC. Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws. See “When are Stockholder Proposals Due for the 2026 Annual Meeting?”

The nominating and corporate governance committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should be accomplished in his or her field and have a reputation, both personal and professional, that is consistent with our image and reputation;

●	should have relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise; and

●	should be of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board of directors members. The nominating and corporate governance committee will not distinguish among nominees recommended by stockholders and other persons.

Our board of directors has determined that all of the members of the nominating and corporate governance committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

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The nominating and corporate governance committee met on 1 occasion during the fiscal year ended December 31, 2024. Each of the members of the audit committee attended 100% of the meetings held by the audit committee during the fiscal year ended December 31, 2024.

Stockholder Communications with the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with the board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders or other interested parties may communicate with any director by writing to them at My Size, Inc., HaNegev 4, POB 1026, Airport City, Israel 7010000, Attention: Corporate Secretary.

Code of Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our employees. The text of the Code of Business Conduct and Ethics is publicly available on our website at www.mysizeid.com. Information contained on, or that can be accessed through, our website does not constitute a part of this report and is not incorporated by reference herein. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors-Corporate Governance” section of our website at www.mysizeid.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and certain other covered persons, and which is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19.1 to our 2024 Annual Report. In addition, with regard to any trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Clawback Policy

We have adopted an Executive Officer Clawback Policy (the “Clawback Policy”), in accordance with the Nasdaq listing standards and Rule 10D-1 if the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any Erroneously Awarded Compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any Accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exception. A copy of the Clawback Policy is filed as an exhibit to our 2024 Annual Report on Form 10-K.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we have in the past had a different person serving in each such role. The position of Chairman is currently vacant. The decision whether to combine or separate these positions depends on what our board deems to be in the long term interest of stockholders in light of prevailing circumstances. The separation of duties provides strong leadership for the board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our board of directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

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Anti-hedging Policy

Our insider trading policy prohibits directors, officers and other employees or contractors from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time.

Director Compensation

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2024.

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(1)(2)	Total ($)
Oren Elmaliah*	15,637	8,773	24,410
Oron Barnitzky	15,637	8,773	24,410
Arik Kaufman	14,995	8,773	23,768
Guy Zimmerman	13,961	8,773	22,734

* On March 6, 2025, Mr. Elmaliah stepped down as a member of our board of directors and all committees of our board of directors in connection with his appointment as our Chief Financial Officer, effective April 1, 2025.

(1)	Fees for the year 2024 are based on average US$/NIS representative exchange rates of NIS 3.699.

(2)	Amounts in this column represent the grant date fair value of options granted to the non-employee directors during 2022 computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the non-employee directors. The assumptions made in valuing the options reported in this column are discussed in Note 14 to our financial statements for the year ended December 31, 2024.

We compensate our non-employee directors for their service as a member of our board. Mr. Luzon received no separate compensation for board service. Mr. Luzon’s compensation is set forth above in the Summary Compensation Table.

Each non-employee director is entitled to receive a per meeting fee of $325. Non-employee directors are also reimbursed for their travel and reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings, to the extent that attendance is required by the board or the committee(s) on which that director serves.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES NAMED ABOVE UNTIL THE TERM OF SUCH DIRECTORS EXPIRES IN ACCORDANCE WITH HIS CLASS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of July 8, 2025 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage(2)
Executive officers and directors:
Ronen Luzon	65,200	(3)	2.10%
Oren Elmaliah	2,650	(4)	*
Billy Pardo	65,200	(5)	2.10%
Borja Cembrero Saralegui	9,923	(6)	*
Arik Kaufman	2,650	(7)	*
Oron Branitzky	2,650	(8)	*
Guy Zimmerman	2,500	(9)	* %
Roy Golan	-		-
All Executive Officers and Directors as a Group (8 persons)	79,023		3.60%

*	Less than 1%

(1) The address of each person is c/o My Size, Inc., 4 HaNegev St., P.O.B. 1026, Airport City, Israel 7010000 unless otherwise indicated herein.

(2) The calculation in this column is based upon 3,103,076 shares of common stock outstanding on July 8, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 8, 2025 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person

(3) Consists of (i) 50,000 shares of restricted stock granted under the 2017 Plan, (ii) options to purchase up to 800 shares of our common stock, (iii) 21,750 shares of restricted stock granted to Billy Pardo, Ronen Luzon’s spouse under the 2017 Plan, and (iv) options to purchase up to 400 shares of our common stock which are held by Ms. Pardo. Mr. Luzon may be deemed to beneficially hold the securities of us held by Ms. Pardo.

(4) Consists of (i) options to purchase up to 150 shares of our common stock and (ii) 2,500 shares of restricted stock

(5) Consists of (i) 21,750 shares of restricted stock granted under the 2017 Plan, (ii) options to purchase up to 400 shares of our common stock, (iii) 50,000 shares of restricted stock which are held by Ronen Luzon, Billy Pardo’s spouse, and (iv) options to purchase up to 800 shares of our common stock which are held by Mr. Luzon. Ms. Pardo may be deemed to beneficially hold the securities of the Company held by Mr. Luzon.

(6) Consists of (i) 7,965 shares of our common stock and (ii) options to purchase up to 1,958 shares of our common stock.

(7) Consists of (i) options to purchase up to 150 shares of our common stock and (ii) 2,500 shares of restricted stock.

(8) Consists of (i) options to purchase up to 150 shares of our common stock and (ii) 2,500 shares of restricted stock.

(9) Consists of 2,500 shares of restricted stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information about our executive officers:

Name	Age	Position
Ronen Luzon	55	Chief Executive Officer and Director
Oren Elmaliah	41	Chief Financial Officer
Billy Pardo	50	Chief Operating Officer and Chief Product Officer
Borja Cembrero Saralegui	33	Chief Growth Officer

Ronen Luzon — Founder, Director & Chief Executive Officer

Mr. Luzon’s biography is listed under Proposal 1—Election of Directors.

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Oren Elmaliah — Chief Financial Officer

Oren Elmaliah served as a member of our board of directors since May 2017 until March 2025. Effective April 1, 2025, Mr. Elmaliah was appointed as our Chief Financial Officer. In September 2015, Oren Elmaliah founded Accounting Team IL and has acted as Account Manager since then. Accounting Team IL is a financial consultancy and service provider to public companies traded in Israel and abroad. Since February 2017, Mr. Elmaliah has served as controller of Enlivex Therapeutics Ltd., and since January 2017 he has served as Chief Financial Officer of Presstek Israel. In addition, since September 2015, Mr. Elmaliah has served as an Israel Authorities Reporting Officer of LG Electronics Israel and since September 2015 he has served as Local Financial Report Consultant of Chiasma. From July 2011 until August 2015, Mr. Elmaliah served as CPA, Financial Director of CFO Director Ltd and from June 2010 until July 2011 he served as Risk Management Consultant of RSM International Limited. Mr. Elmaliah holds a B.A. in Accounting/Economics and a Msc. in Finance/Accounting from Tel Aviv University, Israel. He is a licensed Certified Public Accountant in Israel.

Billy Pardo — Chief Operating Officer and Chief Product Officer

Billy Pardo has served as our Chief Product Officer since May 2014 and Chief Operating Officer since April 2019. From April 2010 until August 2013, Ms. Pardo served as Senior Director of Product Management of Fourier Education. Among her areas of expertise are launching products from concept to successful delivery in various methodologies, including Fourier Education’s award-winning einstein™ Science Tablet. Prior to that Ms. Pardo served in various product management positions including, Project Manager of Time to Know, Product Marketing Manager of RiT Technologies, Product Manager of Pricer AB and R&D Team Leader at Pricer AB. Ms. Pardo previously served as Software Engineer at Eldat Communication Ltd., and QA Engineer at NICE Systems. Ms. Pardo received an MBA from The Interdisciplinary Center and a B.A. in Computer Science from The Academic College of Tel-Aviv-Yaffo.

Borja Cembrero Saralegui — Chief Growth Officer

Borja Cembrero Saralegui has served as our Chief Growth Officer since May 2025. Mr. Cembrero brings a proven track record in fashion-tech innovation, strategic growth, and AI deployment in retail and has more than a decade of experience across entrepreneurship, marketing, and business development. Since 2022, Mr. Cembrero has served as the chief executive officer of My Size’s wholly-owned subsidiary, Naiz Bespoke Technologies, S.L. (“Naiz Fit”), a company he co-founded in 2017 prior to its acquisition by My Size in 2022. Prior to this role, from 2016 to 2017, Mr. Cembrero co-founded Teem Players, a digital sports platform that connect sports fans to players in their city of choice, and from 2015 to 2016, Mr. Cembrero served in a business development role at GrowPro Experience, a digital platform that offers free integral advisory to people who want to live, study and work abroad. Mr. Cembrero holds a double degree in Business Administration and Law from Deusto Business School (Spain), where he graduated as part of the institution’s prestigious Honors Program, and has also been a professor of international marketing at Deusto Business School. He also completed executive training in Leadership, People Management, and Organizational Efficiency through a joint program by Mondragon University and Fundación EDE.

Summary Compensation Table

The following sets forth the compensation paid by us to our named executive officers, during the years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Ronen Luzon	2024	204,000	86,000	78,000	-	83,000	451,000
Chief Executive Officer	2023	165,000	-	213,000	-	115,000	493,000

Or Kles*	2024	131,000	38,000	39,000	-	57,000	265,000
Chief Financial Officer	2023	116,000	-	51,000	-	65,000	232,000

Billy Pardo	2024	159,000	-	39,000	-	62,000	260,000
Chief Operating Officer	2023	128,000	-	51,000	-	91,000	270,000

* Effective March 31, 2025, Mr. Kles resigned as Chief Financial Officer and effective April 1, 2025, Mr. Elmaliah was appointed Chief Financial Officer.

(1) Salary for the years 2024 and 2023 are based on average US$/NIS representative exchange rates of NIS 3.699 and NIS 3.687 respectively.

(2) Amounts in this column represent the grant date fair value of options granted to the named executive officers during 2024 and 2023, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the options reported in this column are discussed in Note 14 to our audited financial statements for the year ended December 31, 2024 and Note 4 to our condensed consolidated interim financial statements for the quarterly period ended September 30, 2024.

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All Other Compensation Table

The “All Other Compensation” amounts set forth in the Summary Compensation Table above consist of the following:

Name	Year	Automobile- Related Expenses ($)	Manager’s Insurance* ($)	Education Fund* ($)	Other social benefits** ($)	Total ($)
Ronen Luzon	2024	29,000	30,000	14,000	10,000	83,000
	2023	29,000	28,000	14,000	44,000	115,000

Or Kles***	2024	13,000	19,000	10,000	15,000	57,000
	2023	14,000	19,000	9,000	23,000	65,000

Billy Pardo	2024	14,000	24,000	12,000	12,000	62,000
	2023	14,000	23,000	12,000	42,000	91,000

* Manager’s insurance and education funds are customary benefits provided to employees based in Israel. Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An education fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

** Other social benefits for 2024 and 2023 for all named individuals includes tax payments in respect of social benefits.

*** Effective March 31, 2025, Mr. Kles resigned as Chief Financial Officer and effective April 1, 2025, Mr. Elmaliah was appointed Chief Financial Officer.

Agreements with Named Executive Officers

Ronen Luzon

On November 18, 2018, My Size Israel, our wholly owned subsidiary, entered into an employment agreement with Ronen Luzon, or the Luzon Employment Agreement, pursuant to which Mr. Luzon will serve as our Chief Executive Officer. Effective July 1, 2024, Mr. Luzon’s monthly base salary was increased to NIS 60,500 from NIS 55,000 per month as his base salary and is eligible to receive such bonus as determined by us. In addition, Mr. Luzon shall be entitled social benefits and to other benefits, including, but not limited to, contributions towards an education fund, pension scheme, manager’s insurance, insurance coverage, including insurance in case of disability, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Luzon Employment Agreement and subject to certain conditions, payments made by the Company to the pension fund or manager’s insurance fund shall be made in lieu of severance payments due to Mr. Luzon. The term of the Luzon Employment Agreement shall be effective as of September 1, 2018 and shall continue until such time either party provides written notice to the other party at least 75 days in advance of the termination of such agreement. We may also terminate Mr. Luzon’s employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Luzon Employment Agreement).

Oren Elmaliah

In connection with Oren Elmaliah’s appointment as Chief Financial Officer effective April 1, 2025, we entered into an agreement with Accounting Team Ltd. (“Accounting Team”), an entity 100% owned by Mr. Elmaliah pursuant to which it was engaged to provide bookkeeping, controller and CFO services (the “Services”), effective from March 1, 2025. Under the agreement, the Company currently pays Accounting Team a monthly fee of NIS 63,000 (approximately $18,000) for the provision of the Services.

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Billy Pardo

On November 18, 2018, My Size Israel entered into an employment agreement with Billy Pardo, or the Pardo Employment Agreement, pursuant to which Ms. Pardo will serve as our Chief Product Officer. Ms. Pardo receives NIS 47,500 per month as her base salary and is eligible to receive such bonus as determined by us. In addition, Ms. Pardo shall be entitled to social benefits and other benefits, including, but not limited to, contributions towards an education fund, pension scheme, manager’s insurance, insurance coverage, including insurance in case of disability, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Pardo Employment Agreement and subject to certain conditions, payments made by us to the pension fund or the manager’s insurance fund shall be made in lieu of severance payments due to Ms. Pardo. The term of the Pardo Employment Agreement shall be effective as of September 1, 2018 and shall continue until such time either party provides written notice to the other party at least 75 days in advance of the termination of such agreement. We may also terminate Ms. Pardo’s employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Pardo Employment Agreement).

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding options held by each of our named executive officers that were outstanding as of December 31, 2024.

	Option Awards*						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date	Equity incentive plan awards: Number of Unearned Shares that Have Not Vested		Equity incentive plan awards: Market Value of Unearned Shares, That Have Not Vested
Ronen Luzon - Chief Executive Officer
	800	(1)	-	$8.72		8/10/2025	-		-
	-		-	-		-	41,667	(4)	$177,917
Or Kles – Chief Financial Officer**							-		-
	650	(2)	-	$8.72		8/10/2025	-		-
	-		-	-		-	19,750	(5)	$84,333
Billy Pardo- Chief Operating Officer and Chief Product Officer
	650	(2)	-	$8.72	(6)	8/10/2025	-		-
	-		-	-		-	19,750	(6)	$84,333

* On June 4, 2025, our compensation committee reduced the exercise price of outstanding options of certain of our employees, officers and directors for the purchase of an aggregate of 13,926 shares of common stock (with exercise prices ranging from $3.832 to $8.72 per Share) to $1.28 per Share, which was the closing price of our common stock on the Nasdaq Capital Market on June 4, 2025. The exercise price reduction included options held by, among others, the Company’s named executive officers with respect to the following number of shares of common stock: (i) Ronen Luzon, our Chief Executive Officer and director: 800 shares, (ii) Or Kles, our former Chief Financial Officer: 650 shares, and (iii) Billy Pardo, our Chief Operating Officer and Chief Product Officer: 650 shares.

** Effective March 31, 2025, Mr. Kles resigned as Chief Financial Officer and effective April 1, 2025, Mr. Elmaliah was appointed Chief Financial Officer.

(1) The option has a grant date of October 8, 2020, 200 options vested on November 26, 2020, 200 options vested on May 26, 2021, 200 options vested on November 26, 2021, and 200 options vested on May 26, 2022.

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(2) The option has a grant date of October 8, 2020, 163 options vested on November 26, 2020, 163 options vested on May 26, 2021, 162 options vested on November 26, 2021, and 162 options vested on May 26, 2022.

(3) On July 13, 2023, the compensation committee of the Board of Directors of the Company reduced the exercise price of outstanding options of employees and directors of the Company for the purchase of an aggregate of 2,947 shares of common stock of the Company (with exercise prices of $208 per share) to $8.72 per share, which was the closing price for the Company’s common stock on July 13, 2023.

(4) Consists of (i) 12,500 restricted shares with a grant date of September 29, 2022 and vesting in three equal installments on January 1, 2023, January 1, 2024, and January 1, 2025, and (ii) 37,500 restricted shares with a grant date of February 14, 2024 and vesting in three equal installments on January 1, 2025, January 1, 2026, and January 1, 2027.

(5) Consisting of (i) 3,000 restricted shares with a grant date of September 29, 2022 and vesting in three equal installments on January 1, 2023, January 1, 2024, and January 1, 2025, and (ii) 18,750 restricted share with a grant date of February 14, 2024 and vesting in three equal installments on January 1, 2025, January 1, 2026, and January 1, 2027.

(6) Consisting of (i) 3,000 restricted shares with a grant date of September 29, 2022 and vesting in three equal installments on January 1, 2023, January 1, 2024, and January 1, 2025, and (ii) 18,750 restricted shares with a grant date of February 14, 2024 and vesting in three equal installments on January 1, 2025, January 1, 2026, and January 1, 2027.

Pay Versus Performance

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other named executive officers (collectively, the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the compensation committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are including two years of data and are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K.

The following table sets forth additional compensation information of our PEO and Non-PEO NEOs, along with total shareholder return, and net loss results for the years ended December 31, 2024 and 2023:

Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Loss (in 000s)(6)
2024	$451,000	$526,822	$262,500	$337,816	$157	$3,995)
2023	493,000	537,307	251,000	377,448	199	6,380)

(1) Mr. Ronen Luzon served as our Chief Executive Officer for the entirety of 2024 and 2023. The Non-PEO NEOs for 2024 and 2023 were Mr. Or Kles and Ms. Billy Pardo.

(2) The dollar amounts reported herein represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(3) The dollar amounts reported below represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs (as an average) as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs and Non-PEO NEOs during the applicable fiscal year. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions and no dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. The following table details the applicable adjustments that were made to the determine “compensation actually paid” (all amounts are averages for Non-PEO NEOs).

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	PEO		Non-PEO NEO Average
	2024	2023	2024	2023
Summary Compensation Table Total	$451,000	$493,000	$262,500	$251,000
- Grant date fair value of awards granted during the covered fiscal year	(78,000)	(213,000)	(39,000)	(51,000)
+ Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	153,822	257,307	114,316	177,448
Compensation Actually Paid	$526,822	$537,307	$337,816	$377,448

(4) The dollar amounts reported herein represent the average of the amounts of total compensation reported for our Non-PEO NEOs as a group for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(5) Cumulative total stockholder return (“TSR”) assumes $100 was invested on December 31, 2022 and is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period (December 31, 2022) by our stock price at the beginning of the measurement period. At December 31, 2024, 2023 and 2022, the per share closing prices for our common stock were $4.27, $5.40 and $2.72, respectively. No dividends were paid on stock or option awards for all periods presented.

(6) Net loss is reflected as reported in our audited consolidated financial statements for the applicable fiscal year.

Pay Versus Performance Comparative Disclosure

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the PVP table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the PVP table.

Compensation Actually Paid and Company TSR

During fiscal 2023 and 2024, compensation actually paid to our PEO decreased from $493,000 in fiscal 2023 to $451,000 in fiscal 2024. Average compensation actually paid to our Non-PEO NEOs increased from $251,000 in fiscal 2023 to $262,500 in fiscal 2024. Over the same period, the value of an investment of $100 in our common stock on the last trading day of 2022 increased by $57 to $157 during fiscal 2023, and further increased by $42 to $199 during fiscal 2023, for a total decrease over fiscal 2023 and 2024 of $99.

Compensation Actually Paid and Net Loss

During fiscal 2023 and 2024, compensation actually paid to our PEO decreased from $537,307 in fiscal 2023 to $526,822 in fiscal 2024. Average compensation actually paid to our Non-PEO NEOs decreased from $377,448 in fiscal 2023 to $337,816 in fiscal 2024. Over the same period, our net loss decreased by $1,930 during fiscal 2023 (from a net loss in fiscal 2022 of $8,310 to a net loss in fiscal 2023 of $6,380), and decreased by $2,385 during fiscal 2024 (from a net loss in fiscal 2023 of $6,380 to a net loss in fiscal 2024 of $3,995).

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE MY SIZE, INC. 2017 EQUITY INCENTIVE PLAN TO

INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO

756,691 SHARES FROM 130,000 SHARES

Our 2017 Plan was approved by our board of directors and by our stockholders and went into effect as of March 21, 2017.

On July 3, 2018, our stockholders voted to increase the reservation of our common stock for issuance under the 2017 Plan to 1,000 shares from 667 shares; on August 10, 2020, our stockholders voted to increase the reservation of our common stock for issuance thereunder to 7,250 shares from 1,000 shares; on December 30, 2021, our stockholders voted to increase the reservation of common stock for issuance under the 2017 Plan to 28,850 shares from 7,250 shares; on December 7, 2022, our stockholders voted to increase the reservation of common stock for issuance under the 2017 Plan to 36,125 shares from 28,850 shares; and on December 27, 2023, our stockholders voted to increase the reservation of common stock for issuance under the 2017 Plan to 130,000 shares from 36,125 shares (in each case, the share numbers give effect to the 1-for-25 reverse stock split effected by us on December 8, 2022 and the 1-for-8 reverse stock split effected by us on April 19, 2024). Following the most recent shareholder approval on December 27, 2023, the number of shares of common stock reserved for issuance under the 2017 Plan is 130,000.

On June 4, 2025, our compensation committee recommended to the board of directors to increase the number of shares available for issuance under the 2017 Plan by 626,691 shares to 756,691 shares from 130,000 shares (after giving effect to the most recent reverse stock split effected by us on April 19, 2024), subject to stockholder approval of the amendment to the 2017 Plan.

17

Our board of directors deems it advisable and in the best interest of the Company to increase the number of shares available for issuance under the 2017 Plan by 626,691 shares to 756,691 shares from 130,000 to attract and retain key personnel and to provide a means for directors, officers, managers and employees to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of its common stock.

A copy of the proposed amendment is attached hereto as Appendix A.

Reasons for the Proposed Plan Amendment

We believe that operation of the 2017 Plan is a necessary and powerful tool in attracting and retaining the services of key employees, key contractors, and outside directors in a competitive labor market, which is essential to our long-term growth and success. We also need to ensure that we can continue to provide an incentive to our current employees, contractors and outside directors, many of whom hold outstanding options that were previously awarded under the 2017 Plan with exercise prices above the current fair market value of our common stock. We have strived to use our 2017 Plan resources effectively and maintain an appropriate balance between stockholder interests and the ability to recruit and retain valuable employees. However, we believe that there is an insufficient number of shares remaining under our 2017 Plan to meet our projected needs which will impair our ability to both attract and retain key persons going forward.

Accordingly, it is the judgment of our board of directors that increasing the number of shares of common stock available for issuance under the 2017 Plan is in the best interest of the Company and its stockholders.

Description of Our 2017 Plan

Set forth below is a summary of the 2017 Plan, but this summary is qualified in its entirety by reference to the full text of the 2017 Plan.

Shares Available

The 2017 Plan currently authorizes the issuance of 130,000 (after giving effect to the most recent reverse stock split effected by us on April 19, 2024) shares of common stock. As of the Record Date, an aggregate of 120,926 shares have been granted under the 2017 Plan and 9,074 shares were available for future awards under the 2017 Plan.

If an award is forfeited, canceled, or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. However, shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the 2017 Plan.

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If there is any change in the Company’s corporate capitalization or structure, the 2017 Plan Committee (as defined below) in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the 2017 Plan, the number of shares covered by awards then outstanding under the 2017 Plan, the limitations on awards under the 2017 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The 2017 Plan will have a term of ten years and no further awards may be granted under the 2017 Plan after that date.

Administration

The Company’s compensation committee (the “2017 Plan Committee”) administers the 2017 Plan. The 2017 Plan Committee has the authority, without limitation to (i) to designate participants to receive awards, (ii) determine the types of awards to be granted to participants, (iii) determine the number of shares of common stock to be covered by awards, (iv) determine the terms and conditions of any awards granted under the 2017 Plan, (v) determine to what extent and under what circumstances awards may be settled in cash, shares of common stock, other securities, other awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, common stock, other securities, other awards or other property and other amounts payable with respect to an award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the 2017 Plan and any instrument or agreement relating to, or award granted under, the 2017 Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the 2017 Plan Committee shall deem appropriate for the proper administration of the 2017 Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; (x) reprice existing awards or to grant awards in connection with or in consideration of the cancellation of an outstanding award with a higher price; and (xi) make any other determination and take any other action that the 2017 Plan Committee deems necessary or desirable for the administration of the 2017 Plan. The 2017 Plan Committee has full discretion to administer and interpret the 2017 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors and officers of the Company or their affiliates are eligible to participate in the 2017 Plan. The 2017 Plan Committee has the sole and complete authority to determine who will be granted an award under the 2017 Plan; however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the 2017 Plan.

Awards Available for Grant

The Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Notwithstanding, the Committee may not grant to any one person in any one calendar year awards (i) for more than 50% of the available shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2017 Plan and the disposition of shares acquired pursuant to the exercise of such awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

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Pursuant to Section 15(e) of the 2017 Plan, the 2017 Plan Committee may, in its sole discretion, amend the terms of the 2017 Plan or outstanding awards (or establish a sub-plan) with respect to such participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such participants or the Company. The Company operates in Israel, and the applicable tax consequences for participants may be Israeli tax consequences.

Options

There are a number of requirements that must be met for a particular option to be treated as an incentive stock option. One such requirement is that common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of its exercise. Holders of incentive stock option will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the date of grant value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the participant made an election under Section 83(b) of the Code, the participant will recognize ordinary compensation income at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

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Restricted Stock Units

A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will recognize ordinary compensation income equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A participant will recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date the shares of common stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person paid to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement/prospectus as a result of their total compensation, subject to certain exceptions. The 2017 Plan is intended to satisfy an exception with respect to grants of options to covered employees.

Interest of Directors and Executive Officers.

All members of our board of directors and all of our executive officers are eligible for awards under the 2017 Plan and, thus, have a personal interest in the approval of the proposal to increase the number of shares available for issuance under the 2017 Plan.

New Plan Benefits

With respect to the increased number of shares reserved under the 2017 Plan, we cannot currently determine the benefits or number of shares that will be subject to awards that may be granted in the future to eligible participants under the 2017 Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the compensation committee.

21

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans and individual compensation arrangements as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	13,926	$6.97	9,074
Equity compensation plans not approved by security holders	-	-	-
Total	13,926	6.97	9,074

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENTS TO THE MY SIZE, INC. 2017 EQUITY INCENTIVE PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO 756,691 SHARES FROM 130,000 SHARES

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE MY SIZE, INC. 2017 EQUITY INCENTIVE PLAN TO

adopt THE evergreen provision

In addition to Proposal No. 2, the 2017 Plan Increase Proposal, our stockholders are also being asked to approve a new amendment to Section 5 of the 2017 Plan to add an “evergreen” provision to the 2017 Plan such that, beginning on January 1, 2026 and ending on and including January 1, 2029, the share reserve under the 2017 Plan will be automatically increased by a number of shares of our common stock equal to the lesser of (A) 5% of the aggregate number of shares of our shares of common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors.

Our compensation committee recommended to the board of directors to adopt an evergreen provision such that, beginning on January 1, 2026 and ending on and including January 1, 2029, the share reserve under the 2017 Plan will be automatically increased by a number of shares of our common stock equal to the lesser of (A) 5% of the aggregate number of shares of our shares of common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors (the “Evergreen Provision”), subject to stockholder approval of the amendment to the 2017 Plan.

A copy of the proposed amendment is attached hereto as Appendix A.

Reasons for the Proposed Plan Amendment

We strongly believe that evergreen proposal is essential to our continued success and therefore is in the best interests of the Company and our stockholders, since it allows us to annually maintain a sufficient number of shares of common stock issuable under the 2017 Plan, which is necessary for us to be able to provide our employees with sufficient award grants under the 2017 Plan to incentivize them to work with the Company and to maintain their services.

22

If approved by our stockholders, the 2017 Plan would include an evergreen provision such that, beginning on January 1, 2026 and ending on and including January 1, 2029, the share reserve under the 2017 Plan will be automatically increased by a number of shares of our common stock equal to the lesser of (A) 5% of the aggregate number of shares of our shares of common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors. We expect the proposed Evergreen Provision under the 2017 Plan to provide us with enough shares for awards for approximately four years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, assuming we receive the maximum annual evergreen increases under the 2017 Plan, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2017 Plan could last for a shorter or longer time. There will be no limit on the number of shares that may become available for issuance under the 2017 Plan pursuant to the foregoing Evergreen Provision.

Accordingly, it is the judgment of our board of directors that increasing the number of shares of common stock available for issuance and adopting the Evergreen Provision under the 2017 Plan is in the best interest of the Company and its stockholders.

Description of Our 2017 Plan

See “Proposal No. 2- the 2017 Plan Increase Proposal – Description of Our 2017 Plan” for further information.

Equity Compensation Plan Information

See “Proposal No. 2- the 2017 Plan Increase Proposal – Equity Compensation Plan Information” for further information.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE MY SIZE, INC. 2017 EQUITY INCENTIVE PLAN TO adopt THE evergreen provision

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF SOMEKH CHAIKIN AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

The audit committee has appointed Somekh Chaikin, independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2025. The board proposes that the stockholders ratify this appointment. We expect that representatives of Somekh Chaikin will be either physically present or available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table sets forth the fees billed by Somekh Chaikin for each of our last two fiscal years for the categories of services indicated.

Fee Category	2024	2023
Audit Fees	$244,196	$205,005
Tax Fees	$25,959	$33,166
Audit-related Fees	-	-
Total Fees	$270,155	$238,171

Audit Fees

Somekh Chaikin billed us audit fees in the aggregate amount of $244,196 and $205,005 for the years ended December 31, 2024 and 2023, respectively. These fees relate to the audit of our annual financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for S-1 and S-3.

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Audit-Related Fees

Audit related Fees consist of due diligence services performed by an independent registered public accounting provided during the period.

Tax Fees

Somekh Chaikin billed us tax fees in the aggregate amount of $25,959 and $33,166 for the year ended December 31, 2024 and 2023, respectively. These fees relate to professional services, including tax and VAT consulting and compliance performed by an independent registered public accounting provided during the period.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2024 and December 31, 2023 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SOMEKH CHAIKIN AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed the audited consolidated financial statements of My Size, Inc. for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The audit committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the audit committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In addition, the audit committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the 2024 Annual Report.

Oron Branitzky
Roy Golan
Arik Kaufman

24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2023, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

Employment Agreements

We have entered into written employment agreements with each of our executive officers. These agreements generally provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. We have also entered into customary non-competition, confidentiality of information and ownership of inventions arrangements with our executive officers. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Options

Since our inception we have granted options to purchase our common stock to our officers and directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions.

Restricted Stock and Restricted Stock Grants

Since our inception we have granted restricted stock awards to our officers and directors. Such restricted stock award agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemnified. We also maintain an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Director Independence

See “Nominees for Director” above for a discussion regarding the independence of the members of our board of directors.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2024 is available with this proxy statement at www.proxyvote.com. Any person who was a beneficial owner of our ordinary shares on the Record Date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting the Annual Report as a stockholder of My Size at such date. Requests should be directed in writing to My Size, Inc., 4 HaNegev St., P.O.B. 1026, Airport City, Israel, 7010000, Attention: Corporate Secretary or by calling us at +972 3 600 9030, Attention: Corporate Secretary. Our Annual Report, as well as other company reports, are also available on the SEC’s website (www.sec.gov).

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

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Appendix A

Amendment to the

My Size, Inc.

2017 Equity Incentive Plan

Section 5(b) of the My Size, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”) is hereby amended by:

● Replacing Section 5(b) with the following sentence:

“Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of 756,691 Common Shares (the “Share Reserve”).”

● Adding a second sentence to Section 5(b) to the Plan:

“Notwithstanding anything in this Plan to the contrary, subject to Section 12 of this Plan, the Share Reserve will increase on January 1st of each calendar year beginning on January 1, 2026 and ending on and including January 1, 2029 (each, an “Evergreen Date”), in an amount equal to the lesser of (i) 5% of the aggregate number of Common Shares outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of Common Shares as is determined by the Board.”

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

VOTE ON INTERNET
Go to http://www.vstocktransfer.com/proxy
Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. Eastern Time September 2, 2025.

CONTROL #

VOTE BY EMAIL
Mark, sign and date your proxy card and return it to vote@vstocktransfer.com

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON
If you would like to vote during the meeting, please attend the Annual Meeting of Shareholders, to be held on September 4, 2025, at the offices of Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel at 10:00 a.m. (local time).

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Shareholders Proxy Card - My Size, Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH DIRECTOR NOMINEE AND "FOR" PROPOSALS 2 AND 3.

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)   ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

A. Arik Kaufman   B. Roy Golan

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

Date ____________ **Signature** ____________ **Signature, if held jointly** ____________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN *   AC:ACCT9999   90.00

MY SIZE, INC.
Annual Meeting of Shareholders
September 4, 2025
at 10:00 a.m. (Local Time)

Proxy Material for this Meeting is available online at:
https://ts.vstocktransfer.com/irhlogin/MYSIZEINC

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of My Size, Inc. (the "Company"), a Delaware company, hereby appoints Ronen Luzon and Oren Elmaliah and each of them acting individually, as the proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the annual meeting of stockholders of the Company to be held at the offices of Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel, on September 4, 2025 at 10:00 a.m. Israel time (3:00 a.m. Eastern time), or at any adjournment(s) or postponement(s) thereof, with respect to all shares of common stock, par value $0.001, of the Company which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, provided said proxies are authorized and directed to vote as indicated with respect to the matter set forth below this Proxy. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the shares represented by properly executed and received proxies will be voted "FOR" the proposed resolution to be presented to the annual meeting or any adjournment(s) or postponement(s) thereof for which the board of directors of the Company recommends a "FOR" vote.

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PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE
(Continued and to be signed on Reverse Side)